Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

George Strayton, Chief Executive Officer and Paul A. Maisch, Chief Financial Officer of Provident  New York Bancorp (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2010 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 6, 2010	By:	/s/ George Strayton
George Strayton
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	August 6, 2010	By:	/s/ Paul A. Maisch
Paul A. Maisch
Executive Vice President
Chief Financial Officer
Principal Accounting Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Provident New York Bancorp and will be retained by Provident New York Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.